UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of K2 Inc. (the “Company”) approved amendments to the K2 Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”). As amended, the 2006 Plan includes the following new material terms and provisions, which are consistent with the Company’s practices:

•	Performance-based awards under the 2006 Plan shall be subject to a one year minimum vesting restriction.

•	Tenure-based awards under the 2006 Plan shall be subject to a three year minimum vesting restriction.

•	Awards under the 2006 Plan not made in accordance with the above time restrictions shall be limited to less than 10% of the shares authorized under the 2006 Plan.

•	The above restrictions shall not be permitted to be waived by the Committee, except in the case of the death, disability or retirement of a participant or a change in control of the Company.

The foregoing is qualified in its entirety by reference to the full text of the 2006 Plan, as amended, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 15, 2006, Rear Admiral Christopher C. Ames was elected to the Board of Directors of the Company. At this time, the Board of Directors has not yet determined to which committees Admiral Ames shall be appointed, but the Company shall file an amendment to this Current Report on Form 8-K when such determination has been made. A copy of the Company’s press release announcing the election of Admiral Ames, dated August 21, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Document

10.1	K2 Inc. 2006 Long-Term Incentive Plan, as amended August 15, 2006.

99.1	Press Release dated August 21, 2006 announcing the election of Rear Admiral Christopher C. Ames to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: August 21, 2006	/s/ Monte H. Baier
Monte H. Baier
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document

10.1	K2 Inc. 2006 Long-Term Incentive Plan, as amended August 15, 2006.

99.1	Press Release dated August 21, 2006 announcing the election of Rear Admiral Christopher C. Ames to the Board of Directors.